                                   EXHIBIT 23

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 3, 2007 accompanying the consolidated financial statements and schedule included in the Annual Report of iDNA, Inc.
and Subsidiaries on Form 10-K for the year ended January 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration
Statements of iDNA, Inc. on Forms S-8 (File No. 2-93984, effective October 1,
1987, File No. 33-51727, effective December 28, 1993, and File No. 33-58579, effective May 31, 1995).

/s/ Grant Thornton, LLP
Cleveland, Ohio
May 3, 2007